Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Proxy Statement on Schedule 14A of Modern Capital Funds Trust, and to the incorporation by reference in such Proxy Statement of our report dated May 28, 2026, on the financial statements and financial highlights of Modern Capital Tactical Opportunities Fund, a series of Modern Capital Funds Trust, appearing in Fund’s Annual Report on Form N-CSR for the year ended March 31, 2026.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 7, 2026